INTERACTIVE DATA
                           FINANCIAL TIMES Information
               100 William Street, 15th Floor, New York, NY 10038
                  USA Tel: (212) 269-6300 Fax: (212) 771-6445

July 20, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


Re:      Internet Portfolio, Series 22A,
         Internet Portfolio, Series 22B,
         Morgan Stanley High-Technology 35 Index Portfolio, Series 14A and Morgan Stanley High-Technology 35 Index Portfolio, Series 14B,
             File No. 333-39878


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations